Exhibit 10.4

SECURITY AGREEMENT

This Security Agreement (as amended, modified or otherwise supplemented from time to time, this “Security Agreement”), dated as of September 18, 2012, is executed by Augme Technologies, Inc., a Delaware corporation (“Company”), in favor of Collateral Agent (as herein defined) on behalf of the purchasers executing this Security Agreement (“Purchasers”).

RECITALS

A.                                    Company and certain Purchasers have entered into a Note and Warrant Purchase Agreement, dated as of the date hereof (as amended, modified or otherwise supplemented from time to time, the “Purchase Agreement”), pursuant to which Company has issued, or may issue, secured promissory notes (each a “Note” and collectively, the “Notes”).

B.                                    In order to induce each Purchaser to extend the credit evidenced by the Notes, Company desires to enter into this Security Agreement and to grant Collateral Agent, for the benefit of itself and Purchasers, the security interest in the Collateral described below and Collateral Agent appointed herein will endeavor to serve all Purchasers equally in right of payment and exercising rights with respect to any security interests in the Collateral.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company hereby agrees with Collateral Agent and Purchasers as follows:

1.              Definitions and Interpretation.  When used in this Security Agreement, the following terms have the following respective meanings:

“Collateral” has the meaning given to that term in Section 2 hereof.

“Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Collateral Agent or any Purchaser of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Notes and the other Loan Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Person” means and includes an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time.

All capitalized terms not otherwise defined herein shall have the respective meanings given in the Purchase Agreement. Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2.              Grant of Security Interest; Acknowledgment.  As security for the Obligations, Company hereby pledges to Collateral Agent and grants to Collateral Agent a security interest of first-priority in all right, title and interests of Company in and to the property described in Attachment 1 hereto, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”).  Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term “Collateral” shall not include any equipment or other property financed by a third party, provided that such third party’s Liens are Liens of the type described in subsection (v) of the definition of Permitted Liens; provided further that such equipment or other property shall be deemed “Collateral” hereunder if such third party’s Lien is released or otherwise terminated.

Each Purchaser and Company understands, acknowledges and agrees that the payment of all or any portion of the outstanding principal amount under the Notes and all interest thereon shall be pari passu in right of payment and in all other respects to the other Notes.  In the event Purchaser receives payments in excess of its Pro Rata Share (as defined below) of Company’s payments to Purchasers of all of the Notes, then Purchaser shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

3.              General Representations and Warranties.  Company represents and warrants to Collateral Agent and Purchasers that (a) Company is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Company acquires rights in the Collateral, will be the owner thereof) and that no other Person has (or, in the case of after-acquired Collateral, at the time Company acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens; (b) upon the filing of UCC-1 financing statements in the appropriate filing offices, Collateral Agent has (or in the case of after-acquired Collateral, at the time Company acquires rights therein, will have) a first -priority perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens; (c) all Inventory has been (or, in the case of hereafter produced Inventory, will be) produced in compliance with applicable laws, including the Fair Labor Standards Act; (d) all accounts receivable and payment intangibles are genuine and enforceable against the party obligated to pay the same; and (e) the originals of all documents evidencing all accounts receivable and payment intangibles of Company and the only original books of account and records of Company relating thereto are, and will continue to be, kept at the address of Company set forth in Section 7 of this Security Agreement.

4.              Authorized Action by Collateral Agent.  Company hereby irrevocably appoints Collateral Agent as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Collateral Agent may perform (but Collateral Agent shall not be obligated to and shall incur no liability to Company or any third party for failure so to do) any act which Company is obligated by this Security Agreement to perform, and to exercise such rights and powers as Company might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) insure, process and preserve the Collateral; (e) pay any indebtedness of Company relating to the Collateral; and (f) file UCC financing statements and execute other documents, instruments and agreements required hereunder; provided, however, that Collateral Agent shall not exercise any such powers granted pursuant to subsections (a) through (e) prior to the occurrence of an Event of Default (as defined in the Notes) and shall only exercise such powers during the continuance of an Event of Default.  Company agrees to reimburse Collateral Agent upon demand for any reasonable costs and expenses, including attorneys’ fees, Collateral Agent may incur while acting as Company’s attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations.  It is further agreed and understood between the parties hereto that such care as Collateral Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Collateral Agent’s possession; provided, however, that Collateral Agent shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

5.              Default and Remedies.

(a)         Default.  Company shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default.

(b)         Remedies.  Upon the occurrence and during the continuance of any such Event of Default, Collateral Agent shall have the rights of a secured creditor under the UCC, all rights granted by this Security Agreement and by law, including the right to:  (a) require Company to assemble the Collateral and make it available to Collateral Agent and Purchasers at a place to be designated by Collateral Agent and Purchasers; and (b) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent Collateral Agent and Purchasers deem appropriate.  Company hereby agrees that ten (10) days’ notice of any intended sale or disposition of any Collateral is reasonable.  In furtherance of Collateral Agent’s rights hereunder, Company hereby grants to Collateral Agent an irrevocable, non-exclusive license, exercisable without royalty or other payment by Collateral Agent, and only in connection with the exercise of remedies hereunder, to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which Company now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored.  During the continuance of any Event of Default, Company shall not, without the written consent of the Collateral Agent, sell, license, grant a right of use or otherwise dispose of any patent, trademark, trade name, copyright or other intellectual property in which Company has any right, title or interest, other than pursuant to standard end-user license agreements, support/maintenance agreements and agreements entered in the ordinary course of Company’s business.

(c)          Application of Collateral Proceeds.  The proceeds of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Collateral Agent at the time of, or received by Collateral Agent after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(i)             First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Collateral Agent;

(ii)          Second, to the payment to each Purchaser of the amount then owing or unpaid on such Purchaser’s Note, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon such Note, then its Pro Rata Share (as defined below) of the amount remaining to be distributed (to be applied first to accrued interest and second to outstanding principal);

(iii)       Third, to the payment of other amounts then payable to each Purchaser under any of the Loan Documents, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid under such Loan Documents, then its Pro Rata Share (as defined below) of the amount remaining to be distributed; and

(iv)      Fourth, to the payment of the surplus, if any, to Company, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

For purposes of this Security Agreement, the term “Pro Rata Share” shall mean, when calculating a Purchaser’s portion of any distribution or amount, that distribution or amount (expressed as a percentage) equal to a fraction (i) the numerator of which is the aggregate amount of principal and interest then outstanding under such Purchaser’s Note and (ii) the denominator of which is the aggregate amount of principal and interest then outstanding under all Notes held by all Purchasers.  In the event that a Purchaser receives payments or distributions in excess of its Pro Rata Share, then such Purchaser shall hold in trust all such excess payments or distributions for the benefit of the other Purchasers and shall pay such amounts held in trust to such other Purchasers upon demand by such Purchasers.

6.              Collateral Agent.

(a)         Appointment.  Each Purchaser hereby appoints Jay Joliat to act as collateral agent of and for such Purchaser for purposes of holding, perfecting and disposing of Collateral under the Loan Documents (“Collateral Agent”) to serve from the date hereof until the termination of the Security Agreement or until Collateral Agent resigns from such appointment or is removed by a Majority in Interest.  Each Purchaser also appoints Collateral Agent as nominal beneficiary or nominal security party, as the case may be, under the Loan Documents and all related UCC financing statements.

(b)         Powers and Duties of Collateral Agent, Indemnity by Purchasers.

(i)             Each Purchaser hereby irrevocably authorizes Collateral Agent to take such action and to exercise such powers hereunder as provided herein or as requested in writing by the Majority in Interest in accordance with the terms hereof, together with such powers as are reasonably incidental thereto, and each Purchaser hereby agrees that it will not exercise any remedy available to it other than in accordance with this agreement independent of Collateral Agent unless approved in writing by the Majority in Interest.  Collateral Agent shall have the power, without consent of the Purchasers, to release to the Company de minimis amounts of Collateral in order to facilitate the continued operation of the Company’s business, in Collateral Agent’s sole discretion.  Collateral Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to request and act in reliance upon the advice of counsel concerning all matters pertaining to its duties hereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance therewith.

(ii)          Neither Collateral Agent nor any of its members, managers, directors, officers, employees or representatives (collectively, the “Representatives”) shall be liable or responsible to any Purchaser or to Company for any action taken or omitted to be taken by Collateral Agent or any other such person hereunder or under any related agreement, instrument or document, except in the case of gross negligence or willful misconduct on the part of Collateral Agent, nor shall Collateral Agent or any of its Representatives be liable or responsible for (i) the validity, effectiveness, sufficiency, enforceability or enforcement of the Notes, this Security Agreement or any instrument or document delivered hereunder or relating hereto; (ii) the title of Company to any of the Collateral or the freedom of any of the Collateral from any prior or other liens or security interests; (iii) the determination, verification or enforcement of Company’s compliance with any of the terms and conditions of this Security Agreement; (iv) the failure by Company to deliver any instrument or document required to be delivered pursuant to the terms hereof; or

(v) the receipt, disbursement, waiver, extension or other handling of payments or proceeds made or received with respect to the collateral, the servicing of the Collateral or the enforcement or the collection of any amounts owing with respect to the Collateral.

(iii)       Collateral Agent may resign at any time from its appointment for any reason upon written notice thereof to Company.  Collateral Agent may be removed by a Majority in Interest upon written notice to Collateral Agent and Company.  Collateral Agent shall have no liability to any party arising from such resignation or removal or with respect to acts, omissions or events occurring after the date of such resignation or removal.  Upon such resignation or removal, a new Collateral Agent may be appointed by a Majority in Interest.

7.              Miscellaneous.

(a)         Notices.  Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Company or Collateral Agent under this Security Agreement shall be in writing and faxed, mailed or delivered to each party to the facsimile number or its address set forth below (or to such other facsimile number or address as the recipient of any notice shall have notified the other in writing).  All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

Collateral Agent:

Jay Joliat

Fax Number:

Company:

Augme Technologies, Inc.

350 7th Avenue, 2nd Floor

New York, NY 10001

Attn:  Chief Executive Officer

Fax Number: (212) 710-9359

(b)         Termination of Security Interest.  Upon the payment in full of all Obligations under the Notes issued pursuant to the Purchase Agreement, the security interest granted herein shall terminate and all rights to the Collateral granted pursuant to this Security Agreement shall revert to Company, provided that any rights obtained other than pursuant to this Security Agreement shall not be terminated by this Section 7(b).  Upon such termination Collateral Agent hereby authorizes Company to file any UCC termination statements necessary to effect such termination and Collateral Agent will execute and deliver to Company any additional documents or instruments as Company shall reasonably request to evidence such termination.

(c)          Nonwaiver.  No failure or delay on Collateral Agent’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(d)         Amendments and Waivers.This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Company and a Majority in Interest.  Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.  Each subsequent purchaser of Notes under the Purchase Agreement may become a party to this Security Agreement by executing a counterpart signature page hereto.

(e)          Assignments.  This Security Agreement shall be binding upon and inure to the benefit of Collateral Agent, each Purchaser and Company and their respective successors and assigns; provided, however, that Company may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Collateral Agent.

(f)           Cumulative Rights, etc.  The rights, powers and remedies of Collateral Agent under this Security Agreement shall be in addition to all rights, powers and remedies given to Collateral Agent by virtue of any applicable law, rule or regulation of any governmental authority, any Loan Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Collateral Agent’s rights hereunder.

(g)          Payments Free of Taxes, Etc.  All payments made by Company under the Loan Documents shall be made by Company free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings.  In addition, Company shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement.  Upon request by Collateral Agent, Company shall furnish evidence satisfactory to Collateral Agent that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

(h)         Partial Invalidity.  If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(i)             Construction.  Each of this Security Agreement and the other Loan Documents is the result of negotiations among, and has been reviewed by, Company, Purchasers, Collateral Agent and their respective counsel.  Accordingly, this Security Agreement and the other Loan Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Company, Purchasers or Collateral Agent.

(j)            Entire Agreement.  This Security Agreement taken together with the other Loan Documents constitute and contain the entire agreement of Company, Purchasers and Collateral Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(k)         Other Interpretive Provisions.  References in this Security Agreement and each of the other Loan Documents to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.  The words “hereof,”“herein” and “hereunder” and words of similar import when used in this Security Agreement or any other Loan Document refer to this Security Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Security Agreement or such other

Loan Document, as the case may be.  The words “include” and “including” and words of similar import when used in this Security Agreement or any other Loan Document shall not be construed to be limiting or exclusive.

(l)             Governing Law.  IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. COMPANY AND EACH PURCHASER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY IN THE STATE OF NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG PURCHASERS, ON THE ONE HAND, AND COMPANY, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT.

(m)     Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

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IN WITNESS WHEREOF, the parties have caused this Security Agreement to be executed as of the day and year first above written.

AUGME TECHNOLOGIES, INC.

	By:	/s/ Robert F. Hussey
		Name:	Robert F. Hussey
		Title:	Chief Executive Officer

AGREED:

JAY JOLIAT
As Collateral Agent

/s/ Jay Joliat
Jay Joliat

IN WITNESS WHEREOF, the parties have caused this Security Agreement to be executed as of the day and year first above written.

PURCHASERS:

/S/ JAY JOLIAT
JAY JOLIAT

ATTACHMENT 1

TO SECURITY AGREEMENT

All right, title, interest, claims and demands of Company in and to the following property:

(i)             All Accounts;

(ii)          All Chattel Paper;

(iii)       All Deposit Accounts and cash;

(iv)      All Documents;

(v)         All Equipment;

(vi) All General Intangibles;

(vii)  All Goods;

(viii)  All Instruments;

(ix)      All Inventory;

(x)         All Investment Property;

(xi)      All Letter-of-Credit Rights

(xii)  To the extent not otherwise included, all Proceeds and products of any and all of the foregoing, and all accessions to, substitutions and replacements for, and rents and profits of each of the foregoing.

Notwithstanding anything to the contrary in this Security Agreement, Collateral shall not under any circumstances include any Intellectual Property.  The term “Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by Company, including inventions, designs, patents (whether registered or unregistered), copyrights (whether registered or unregistered), trademarks (whether registered or unregistered), trade secrets, domain names, confidential or proprietary technical and business information, know-how, methods, processes, drawings, specifications or other data or information and all memoranda, notes and records with respect to any research and development, software and databases and all embodiments or fixations thereof whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

All capitalized terms used in this Attachment 1 and not otherwise defined herein, shall have the respective meanings given to such terms in the Uniform Commercial Code of the State of New York as in effect from time to time.